THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THIS WARRANT OR SUCH SHARES MAY NOT BE SOLD, DISTRIBUTED, PLEDGED, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES; (B) THE COMPANY (DEFINED BELOW) RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THIS WARRANT STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION AND SUCH OPINION IS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY; OR (C) PURSUANT TO RULE 144 UNDER SUCH ACT.

WARRANT

TO PURCHASE COMMON STOCK OF

REALBIZ MEDIA GROUP, INC.

THIS IS TO CERTIFY that, as of February 24, 2014, for value received and subject to the provisions hereinafter set forth, MARK A WILTON is entitled to purchase from REALBIZ MEDIA GROUP, INC., a Delaware corporation (the “Company”), at a price of $0.50 per share, subject to adjustment as herein provided (as may be adjusted, the “Warrant Price”), 12,000,000 shares of Common Stock of the Company (“Common Stock”), less the number of shares purchased by the holder upon the exercise of this Warrant from time to time as noted on Schedule A hereto (the number of shares available for purchase hereunder at any time, subject to adjustment as hereinafter provided, is referred to as the “Warrant Number”).

1. Exercise of Warrant.

1.1. Terms of Exercise. Subject to the condition that the holder has not declared any default under the Note Amendment dated February 24, 2014 and the other conditions hereinafter set forth, this Warrant may be exercised in whole at any time, or in part from time to time, by the holder hereof, by the surrender of this Warrant, together with written instructions as to the number of shares to be purchased, at the principal office of the Company Weston, Florida or at such other office as the Company may designate by written notice to the holder hereof within the above-mentioned period and upon payment to the Company of the aggregate Warrant Price (or the proportionate part thereof if exercised in part) for the shares so purchased in current funds. This Warrant and all rights hereunder shall expire and shall be null and void to the extent not exercised before this Warrant expires at the close of business on February 23, 2015 (the “Expiration Date”).

1.2. Payment of Exercise Price. Payment for the Warrants may be made in cash, by certified or official bank check.

1.3. Partial Exercise. Each time this Warrant shall be exercised in respect of fewer than all of the shares of Common Stock at the time purchasable hereunder (and there shall be no limitation on the number of times the holder may partially exercise this Warrant), and upon surrender of this Warrant by the holder to the Company upon exercise, then, at the election of the Company, either (i) the holder hereof shall be entitled to receive a replacement Warrant covering the number of shares in respect of which this Warrant shall not have been exercised and setting forth the aggregate Warrant Price applicable to such shares, which replacement Warrant shall be identical in all respects to this Warrant except for the date of issuance and the number of shares issuable upon the exercise thereof, or (ii) the Company shall make a notation on Schedule A hereto reflecting the number of shares of Common Stock purchased upon any exercise hereof.

1.4 Issuance of Certificate. The shares of Common Stock so purchased shall be deemed to be issued to the holder, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed exercise agreement shall have been delivered, and payment shall have been made for such shares as set in Section 1.2 above. Certificates for the shares of Common Stock so purchased, representing the aggregate number of shares specified in the exercise agreement, shall be delivered to the holder within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be reasonably requested by the holder and shall be registered in the name of the holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new warrant representing the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised.

1.5 Exercise Period. This Warrant may be exercised any time before 5:00 p.m., Eastern Standard time, on the Expiration Date.

2. Reservation of Common Stock. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and in reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

3. Protection Against Dilution. The Warrant Number is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 3.

3.1 Adjustment for Change in Capital Stock. If the Company:

(1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(2) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

(3) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

(4) makes a distribution on its Common Stock in shares of capital stock other than Common Stock; or

(5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the holder may receive the aggregate number and kind of shares of capital stock of the Company or other capital stock which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. If, as a result of any adjustment pursuant to this Section 3.1, the holder shall become entitled to receive shares of two or more classes or series of securities of the Company or otherwise, the Board of Directors of the Company shall equitably determine the allocation of the adjusted Warrant Price between or among such classes or series.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

Such adjustment shall be made successively whenever any event listed above shall occur.

3.2 Notice of Adjustment. Whenever the Warrant Number is adjusted, the Company shall provide notice thereof to the holder.

3.3 Additional Adjustments. In the event of any and all adjustments to the Warrant Number in accordance with this Section 3, the per share Warrant Price shall be adjusted so that it is equal to the quotient of (a) the aggregate Warrant Price and (b) the Warrant Number as adjusted.

4. Mergers, Consolidations, Sales; Non-Impairment of Rights. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the performance of any of the terms of this Warrant, but will at all times in good faith take all necessary action to carry out the intent of all such terms. Without limiting the generality of the foregoing, the Company (a) will not cause the par value of any securities receivable on exercise of this Warrant to be in excess of the amount payable therefor on such exercise, and (b) will take all action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares (or other securities or property deliverable hereunder) upon the exercise of this Warrant.

This Warrant shall bind the successors and assigns of the Company. In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company (except a split up or combination, provision for which is made in Section 3), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Warrant Number and the per share Warrant Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

Notwithstanding the foregoing, if any event occurs as to which the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, in order to protect such purchase rights, and shall provide notice thereof to the holder of this Warrant.

5. Dissolution or Liquidation. In the event of any proposed distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 4 shall be applicable) the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise this Warrant within 30 days from the date of mailing such notice, and all rights herein granted not so exercised within such 30 day period shall thereafter become null and void.

6. Fractional Shares. The Company shall not issue any fractional shares nor scrip representing fractional shares upon exercise of any portion of this Warrant.

7. Fully Paid Stock; Taxes. The Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on any exercise of this Warrant shall, at the time of such delivery, be duly authorized, validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes, other than taxes on income, which may be payable in respect of this Warrant or any Common Stock or certificates therefor upon the exercise of the rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder of the Warrant converted, and any such tax shall be paid by such holder at the time of presentation.

8. Closing of Transfer Books. The holder of this Warrant shall continue to have the right to exercise this Warrant even during a period when the stock transfer books of the Company for its Common Stock are closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

9. Assignments. The holder shall be permitted to assign, sell or otherwise transfer this Warrant, subject to the Company’s receipt of an opinion of counsel to the holder, which counsel and which opinion shall be reasonably acceptable to the Company, to the effect that such assignment, sale or other transfer is permitted under applicable state and federal securities laws.

10. Lost, Stolen Warrants, etc. In case any Warrant shall be mutilated stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

11. Warrant Holder Not Shareholder. This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

12. Payment of Expenses. The Company shall reimburse the holder of this Warrant for all costs and expenses incurred by such holder (including without limitation the legal fees of the holder) in connection with: (i) the negotiation, preparation, execution and delivery of this Warrant and the other agreements to be executed in connection herewith; (ii) the issuance of certificates for shares of Common Stock upon the exercise of this Warrant; and (iii) the enforcement by the holder of this Warrant. The Company shall pay any issuance tax in connection with the issuance of certificates for the shares of Common Stock upon the exercise of the Warrant; provided, however, that the Holder shall be responsible for any income or other taxes in connection with such issuance.

13. Severability. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

14. Notice. All notices and other communications required or permitted to be given under any Agreement shall be personally delivered or shall be sent by certified mail, return receipt requested, postage prepaid, overnight delivery or confirmed facsimile transmission to the Company at its principal address in Fort Lauderdale, Florida and to the holder of this Warrant at that holder’s address in the records of the Company or, as to either party or any subsequent holder of this Warrant, to such other address and/or facsimile number as such party designates by written notice to the other party or parties. [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers as of the day and year first set forth above.

REALBIZ MEDIA GROUP, INC.

By:	/s/ William Kerby
William Kerby
Chairman, Chief Executive Officer

Warrant to Purchase Common Stock

Schedule A

Shares of Common Stock Purchased Upon Exercise

Date of Exercise	Number of Shares	Signature of an authorized officer of REALBIZ MEDIA GROUP, INC.	Signature of the holder of the Warrant

Warrant to Purchase Common Stock

ASSIGNMENT

FOR VALUE RECEIVED _________________________hereby sells, assigns and transfers unto _______________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________________, attorney, to transfer the said Warrant on the books of the within named Company.

By:

Its:

Dated: _____________________________

Warrant to Purchase Common Stock

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto _______________________ that portion of the within Warrant and the rights evidenced thereby which will an the date hereof entitle the holder to purchase __________ shares of Common Stock of Realbiz Media Group Inc., and does hereby irrevocably constitute and appoint __________________________, attorney, to transfer that part of the said Warrant on the books of the within named Company.

By:

Its:

Dated: _____________________________

Warrant to Purchase Common Stock

SUBSCRIPTION

(To be completed and signed only upon an exercise of the Warrant in whole or in part)

TO: REALBIZ MEDIA GROUP, INC..: Christie Vargas [cvargas@nxoi.com]

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder, ______ shares of Common Stock (or other securities or property), and herewith makes payment of $____________ therefor in cash, by certified or official bank check or such other form of payment as may be permitted under the Warrant. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:

Address:

Social Security Number:

Deliver to:

Address:

If the foregoing Subscription evidences an exercise of the Warrant to purchase fewer than all of the Shares (or other securities or property) to which the undersigned is entitled under such Warrant, please issue a new Warrant, of like date and tenor, for the remaining portion of the Warrant (or other securities or property) in the name(s), and deliver the same to the address(ee’s), as follows:

Name:

Address:

DATED: ____________________, 20___

(Social Security or Taxpayer Identification	(Name of Holder)
Number of Holder)

____________________________________

(Signature of Holder or Authorized Signatory)
Signature Guaranteed:

Warrant to Purchase Common Stock